Sub-Item 77Q1(d): Copies of Constituent Instruments Defining the Rights of Holders of Any New Class of Securities Relating to Sub-Item 77I

Amendment No. 22 dated August 14, 2014 to the Trust’s Agreement and Declaration of Trust, dated September 16, 1997, which established Advisor Shares for the High Quality Floating Rate Fund, is incorporated herein by reference to Exhibit (a)(23) to Post-Effective Amendment No. 55 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 21, 2014 (Accession No. 0001193125-14-316856).